UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 20, 2023, Everbridge (the "Company") was notified of the termination of its contract with the Florida Division of Emergency Management (FDEM) one year early, effective June 30, 2023. The annual value of the contract amounts to $3.5 million.

Following the identification of procedural human error related to a planned emergency test notification to residents across Florida, the Company issued the following public response:

“We have a long history of supporting the State of Florida and the Florida Division of Emergency Management (FDEM) dating back to 2016. Our system is used by cities, states, and entire countries around the world. We provide powerful technology that is used for good, and to save lives. We identified an unfortunate procedural human error in this monthly test that we are investigating. As mentioned by FDEM, we too regret the inconvenience this test caused the residents of Florida earlier this morning. We are committed to the State of Florida and to FDEM as a partner, as we are with all of our customers, to continue to improve and ensure best practices are applied.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Date:	April 21, 2023	By:	/s/ Noah F. Webster
Noah F. Webster Chief Legal and Compliance Officer